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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 6, 2004


                           SIRIUS SATELLITE RADIO INC.
               (Exact Name of Registrant as Specified in Charter)


                  Delaware                                0-24710                       52-1700207
         (State or other Jurisdiction             (Commission File Number)            (I.R.S. Employer
              of Incorporation)                                                     Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY                                        10020
    (Address of Principal Executive Offices)                                             (Zip Code)


       Registrant's telephone number, including area code: (212) 584-5100


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Item 5.  Other Events.

         Today we announced a new agreement with DaimlerChrysler Corporation. Beginning with 2005 model year vehicles, DaimlerChrysler will bundle a one-year subscription to our service in all of its vehicles that contain a factory-installed Sirius radio. DaimlerChrysler has agreed to use commercially reasonable efforts to produce and distribute an aggregate of 550,000 such bundled vehicles by June 30, 2006. We will receive from Chrysler our standard one-year subscription fee for each bundled subscription. We have agreed to reimburse DaimlerChrysler for the costs of factory-installed Sirius radios and to pay incentives to DaimlerChrysler upon the achievement of agreed upon volume thresholds. DaimlerChrysler will continue to offer Sirius radios as a dealer-installed option in the majority of its remaining vehicles.

         We will issue DaimlerChryler AG warrants to purchase an aggregate of up to 21.5 million shares of our common stock at an exercise price of $1.04 per share (a valuation at which we issued warrants in connection with our recapitalization in March 2003). These warrants vest based on the achievement of various performance milestones, including the volume thresholds contained in our agreement with DaimlerChrysler Corporation. These warrants replace the warrants issued to DaimlerChrysler AG in October 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SIRIUS SATELLITE RADIO INC.


                                       By: /s/ Patrick L. Donnelly
                                          ---------------------------
                                               Patrick L. Donnelly
                                               Executive Vice President,
                                               General Counsel and Secretary


Dated:  April 6, 2004



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